Exhibit 10.2

[Execution]

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT AND CONSENT, dated January 22, 2009 (this “Amendment No. 1”), is by and among Wachovia Bank, National Association, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”), OH&R Special Steels Company, a Delaware corporation (“OH&R”), Specialty Steel Supply, Inc., a Texas corporation (“Specialty Steel” and together with Latrobe and OH&R, each individually a “Borrower” and collectively, “Borrowers”), and Toolrock Holding, Inc., a Delaware corporation (“Parent”, sometimes individually referred to herein as a “Guarantor” and collectively, “Guarantors” as defined in the Loan Agreement).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated March 6, 2008, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders consent to certain arrangements by Borrowers with the United States of America as set forth herein and agree to amend certain provisions of the Loan Agreement as set forth herein, and Agent and Lenders are willing to agree to such consent and amendments on the terms and subject to the conditions set forth herein;

WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such consent and amendments;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 1” shall mean this Amendment No. 1 to Loan and Security Agreement and Consent by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Mezzanine VIM Amendment” shall mean the consent and/or amendment to the Securities Purchase Agreement, dated on or about the date of Amendment No. 1, by and among Mezzanine Note Agent, Borrowers and Parent;

(iii) “VIM Agreement” shall mean the Technology Investment Agreement, dated December 10, 2008, by and between the United States of America, acting through DET 1 AF Research Laboratory, and Latrobe (doing business as Latrobe Specialty Steel Company) concerning the Title III vacuum induction melting vacuum arc re-melting furnace capacity program, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(iv) “VIM Equipment” shall mean the equipment described on Exhibit A attached hereto owned by Latrobe.

(v) “VIM Intercreditor Agreement” shall mean the Lien Subordination Agreement, dated on or about the date of Amendment No. 1, by and among Agent, Mezzanine Note Agent, the holders of the Mezzanine Notes and The United States of America, acting through DET 1 AF Research Laboratory, as acknowledged and agreed to by Latrobe, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(vi) “VIM Security Agreement” shall mean the Security Agreement, dated on or about the date of Amendment No. 1, by and between Latrobe and The United States of America, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 1.

2. Consent. Notwithstanding anything to the contrary contained in the Loan Agreement and subject to the terms and conditions contained herein, Agent and Supermajority Lenders hereby consent to Latrobe granting in favor of the United States of America a first lien on the VIM Equipment.

3. Fixed Charges. Notwithstanding anything to the contrary contained in the Loan Agreement, the amount of any repayment by Latrobe to the United States of America of the cost share amount granted to Latrobe by the United States of America pursuant to the terms of the VIM Agreement shall not be included within Fixed Charges.

4. Applicable Margin. From and after the date hereof, so long as the lien of The United States of America is in effect and has not been terminated as against the VIM Equipment, each applicable percentage set forth in the grid to the definition of Applicable Margin in the Loan Agreement shall be deemed increased by one-quarter (.25%) percent.

5. Encumbrances. Section 9.8 of the Loan Agreement is hereby amended by adding the following new subsection (t) at the end thereof:

“(t) the security interests in and liens upon the VIM Equipment to secure the Indebtedness or other obligations owing by Latrobe or any other Borrower to the United States of America arising under the VIM Agreement, as permitted under Section 9.9(t) hereof.”

6. Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by adding the following new subsection (t) at the end thereof:

“(t) Indebtedness of Latrobe to the United States of America (and/or the cost share amount granted to Latrobe by the United States of America) evidenced by and pursuant to the VIM Agreement as in effect on the date hereof, provided, that, each of the following conditions is satisfied:

(i) the aggregate amount of such Indebtedness shall not exceed $16,606,000;

(ii) Agent shall have received, in form and substance satisfactory to Agent, the VIM Intercreditor Agreement, duly authorized, executed and delivered by the United States of America, Mezzanine Note Agent, the holders of the Mezzanine Notes and Latrobe;

(iii) Agent shall have received, each in form and substance satisfactory to Agent, true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness and the liens related thereto, including, but not limited to, the VIM Agreement (substantially in the form annexed hereto as Exhibit B and containing such changes as Agent may agree to), the VIM Security Agreement and any UCC financing statements filed by the United States of America in connection therewith;

(iv) Agent shall have received, in form and substance satisfactory to Agent, the Mezzanine VIM Amendment, duly authorized, executed and delivered by Mezzanine Note Agent, Borrowers and Parent;

(v) Latrobe shall not, directly or indirectly, (A) amend, modify, alter or change in any material respect any terms of such Indebtedness or any agreement, document or instrument related thereto in a manner that adversely affects Latrobe in any material respect, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness or set aside or otherwise deposit or invest any sums for such purpose other than upon the demand for repayment of the United States of America pursuant to its rights under the VIM Agreement as in effect on the date hereof;

(vi) Latrobe shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Latrobe or on its behalf, promptly after the receipt thereof, or sent by Latrobe or on its behalf, concurrently with the sending thereof, as the case may be.”

7. Amendment Fee. In consideration of the consents and amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders who have executed this Amendment No. 1 as of the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the aggregate amount equal to five one-hundredths (.05%) percent of the Commitments of each such Lender, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

8. Representations and Warranties. Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 1;

(b) Latrobe owns the full right, title and interest in and to the VIM Equipment;

(c) this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms;

(d) the execution, delivery and performance of this Amendment No. 1 (i) are all within each Borrower’s and Guarantor’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound; and

(e) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

9. Conditions Precedent. The amendments and consents contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 1 and the VIM Intercreditor Agreement on behalf of the Lenders;

(c) Agent shall have received, in form and substance satisfactory to Agent, the VIM Intercreditor Agreement, duly authorized, executed and delivered by the United States of America, Mezzanine Note Agent and Latrobe;

(d) Agent shall have received, in form and substance satisfactory to Agent, the Mezzanine VIM Amendment, duly authorized, executed and delivered by Mezzanine Note Agent, Borrowers and Parent;

(e) Agent shall have received, each in form and substance satisfactory to Agent, true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such arrangements and the liens related thereto, including, but not limited to, the VIM Agreement (substantially in the form annexed hereto as Exhibit B and containing such changes as Agent may agree to), the VIM Security Agreement and any UCC financing statements filed by the United States of America in connection therewith

(f) Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 1, which Borrowers and Guarantors are required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and

(g) No Default or Event of Default shall exist or have occurred and be continuing.

10. Authorization. The Supermajority Lenders, by their signatures hereto, hereby authorize the Agent to enter into the VIM Intercreditor Agreement in the form annexed hereto as Exhibit C, with such changes and modifications as Agent deems necessary or desirable and each Lender agrees that it is and will be bound (as a Lender) by the terms and conditions of the VIM Intercreditor Agreement, whether or not executed by such Lender.

11. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

12. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

13. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

14. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 1.

15. Entire Agreement. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

16. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

17. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 1, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 1.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	[Illegible]
Title:	Managing Director

LATROBE STEEL COMPANY

By:	[Illegible]
Title:	VP. Chief Financial Officer

OH&R SPECIAL STEELS COMPANY

By:	[Illegible]
Title:	VP. Chief Financial Officer

SPECIALTY STEEL SUPPLY, INC.

By:	[Illegible]
Title:	VP. Chief Financial Officer

TOOLROCK HOLDING, INC.

By:	[Illegible]
Title:	VP. Chief Financial Officer

Latrobe - Amendment No. 1 to LSA

WELLS FARGO FOOTHILL, LLC as a Lender

By:	/s/ David P Hill
Title:	Vice President

Latrobe - Amendment No. 1 to LSA

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:	[Illegible]
Title:	VP

Latrobe - Amendment No. 1 to LSA

RZB FINANCE, LLC, as a Lender

By:	[Illegible]
Title:	Illegible

By:	/s/ ASTRID NOEBAUER
Title:	ASTRID NOEBAUER Group Vice President

Latrobe - Amendment No. 1 to LSA

LASALLE BUSINESS CREDIT, LLC, as a Lender

By:	[Illegible]
Title:	AVP

Latrobe - Amendment No. 1 to LSA

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ A.Roger Craig, Jr.
A.Roger Craig, Jr.
Title:	Vice President

Latrobe - Amendment No. 1 to LSA

EXHIBIT A

“VIM Equipment”

That certain custom-designed 30-ton vacuum induction melting furnace (identified as VIM #2 (tracking #712320) and pictured below) located at 2626 Ligonier Street, Latrobe, Pennsylvania 15650 used to produce high purity heats in a computer controlled process that liquefy alloys, ridding them of inclusions and optimizing their chemical composition.

EXHIBIT B

VIM Agreement

See attached.

EXHIBIT C

VIM Intercreditor Agreement

See attached.

[Execution]

LIEN SUBORDINATION AGREEMENT

THIS LIEN SUBORDINATION AGREEMENT (“Lien Subordination Agreement”) dated as of January     , 2009 is by and among Wachovia Bank, National Association, in its capacity as agent for the Revolving Credit Lenders (as hereinafter defined) (in such capacity, the “Revolving Credit Agent”), Sankaty Advisors LLC, a Delaware limited liability company, in its capacity as collateral agent for the Subordinated Noteholders (as hereinafter defined) (in such capacity the “Subordinated Note Agent”), Sankaty Credit Opportunities II, L.P., a Delaware limited partnership, Prospect Harbor Credit Partners, L.P., a Delaware limited partnership, Sankaty High Yield Partners III, L.P., a Delaware limited partnership, RGIP, LLC, a Delaware limited liability company (each of Sankaty Advisors LLC, Sankaty Credit Opportunities II, L.P., Prospect Harbor Credit Partners, L.P., Sankaty High Yield Partners III, L.P., and RGIP, LLC, together with each of their respective successors and assigns, is a “Subordinated Noteholder” and collectively, the “Subordinated Noteholders”), and the United States of America, acting through DET 1 AF Research Laboratory (the “Government”). The Government, the Revolving Credit Agent, on behalf of itself and the Revolving Credit Lenders and Subordinated Note Agent are sometimes individually referred to herein as a “Creditor” and collectively as “Creditors.”

W I T N E S S E T H:

WHEREAS, the Government has entered or is about to enter into an investment agreement with Latrobe Steel Company (doing business as Latrobe Specialty Steel Company), a Pennsylvania corporation (the “Company”) with respect to certain equipment;

WHEREAS, pursuant to the terms and subject to the conditions of the Loan and Security Agreement, dated March 6, 2008, by and among the Company and certain of its affiliates (as hereinafter defined), the Revolving Credit Lenders and the Revolving Credit Agent (the “Revolving Credit Loan Agreement”), and the Revolving Credit Loan Documents (as hereinafter defined), the Revolving Credit Lenders have agreed to make loans and provide other financial accommodations to the Company and certain of its affiliates secured by the assets and properties of the Company;

WHEREAS, the Subordinated Noteholders have purchased subordinated notes from the Company and certain of its affiliates in the aggregate original principal amount of Thirty Million Six Hundred Twelve Thousand Two Hundred Forty-Five and 00/100 Dollars ($30,612,245.00) pursuant to the terms and subject to the conditions of the Subordinated Note Documents (as hereinafter defined); and

WHEREAS, the Creditors desire to enter into this Lien Subordination Agreement to confirm the relative priority of the security interests of the Creditors in the equipment subject to the investment arrangements with the Government and agree upon certain related matters;

NOW, THEREFORE, in consideration of the mutual benefits accruing to the Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings:

“Revolving Credit Lenders” shall mean, collectively, the financial institutions at any time and, from time to time, party to the Revolving Credit Loan Agreement as lenders and their respective successors and assigns as permitted thereunder.

“Revolving Credit Loan Documents” shall mean, collectively, the Revolving Credit Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company or any affiliate of the Company or any other person to, with or in favor of Revolving Credit Agent or any Revolving Credit Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the indebtedness owing to the Revolving Credit Lenders and the Revolving Credit Agent thereunder).

“Senior Creditors” shall mean, collectively, the Revolving Credit Agent, the Revolving Credit Lenders, the Subordinated Note Agent and the Subordinated Noteholders, sometimes being referred to herein individually as a “Senior Creditor”.

“Senior Creditor Intercreditor Agreement” shall mean the Intercreditor and Subordination Agreement, dated March 6, 2008, by and among the Revolving Credit Agent, on behalf of itself and the Revolving Credit Lenders, the Subordinated Note Agent and the Subordinated Noteholders, as acknowledged and agreed to by the Company and certain of its subsidiaries and affiliates, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Subordinated Note Documents” shall mean: (i) the Securities Purchase Agreement, dated as of December 8, 2006, by and among the Company and certain of its subsidiaries and affiliates and the Subordinated Noteholders (the “Securities Purchase Agreement”); (ii) the “Notes” (as defined in the Securities Purchase Agreement); and (iii) any and all other documents, financing statements, instruments, certificates, and agreements executed and delivered in connection with the aforementioned agreements, or any of the other Note Documents (as defined in the Securities Purchase Agreement), as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured.

2. Each Creditor hereby acknowledges and agrees that the other Creditor has a security interest in the equipment described on Exhibit A hereto (the “VIM Collateral”); provided, that, the VIM Collateral shall not include (a) any amounts at any time deposited in or received in the lockbox or blocked account established by the Company in connection with its financing arrangements with the Revolving Credit Agent for the handling of collections of accounts or other assets and the remittance thereof to the Revolving Credit Agent or (b) any other amounts at any time paid to any Senior Creditor in respect to the obligations of the Company to any Senior Creditor. The Government acknowledges and agrees in favor of the Revolving Credit Agent, the Subordinated Note Agent and each other Senior Creditor that (a) the Government does not have

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and will not obtain or assert, a claim, title to or security interest in or lien upon any of the assets (tangible or intangible) of the Company other than the VIM Collateral identified on Exhibit A hereto, and (b) notwithstanding anything to the contrary set forth in the Equipment Agreement, the Company has good and marketable fee simple title to the VIM Collateral, subject to the valid and perfected liens in favor of the Creditors.

3. Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of each Creditor in the VIM Collateral, the perfected security interests in and liens upon the VIM Collateral of the Government have and shall have priority over the security interests in and liens upon the VIM Collateral of Revolving Credit Agent and the Subordinated Note Agent to the extent that the VIM Collateral secures the cost share amount granted to the Company by the Government pursuant to the Equipment Agreement (as hereinafter defined), not to exceed the amount of $16,606,000.00 pursuant to the Technology Investment Agreement, dated December 10, 2008, by and between the Government and the Company (doing business as Latrobe Specialty Steel Company) (the “Equipment Agreement”). The relative interests and priorities established under this Section 3 apply only as between the Senior Creditors and the Government, and this Section 3 shall be deemed to be null and void to the extent (but only to the extent) that the operation of this Section 3 would otherwise entitle any other person (including a trustee in bankruptcy) to either a prior security or other interest in or lien on the VIM Collateral over either the Senior Creditors or the Government or any of them, or a right to avoid the security interest in or lien on the VIM Collateral of any or all of the Senior Creditors or the Government. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the security interest in and lien upon the VIM Collateral of any other Creditor and that as among the Creditors, the terms of this Lien Subordination Agreement shall govern even if the security interest in and lien upon the VIM Collateral of any Creditor is not perfected or is avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

4. Neither the Revolving Credit Agent nor the Subordinated Note Agent shall, directly or indirectly, foreclose (judicially or non-judicially) upon its security interest in or lien on any of the VIM Collateral unless and until the earliest of (a) the completion of the Equipment Agreement’s period of performance for the technical effort, (b) December 15, 2011 or (c) the date the Government notifies the Revolving Credit Agent and the Subordinated Note Agent, in writing that all obligations under the Equipment Agreement have either been paid or satisfied in full or that the Equipment Agreement has been terminated. The foregoing shall not in any way limit or impair the right of the Revolving Credit Agent or the Subordinated Note Agent from bidding for and purchasing the VIM Collateral at any private or judicial foreclosure upon the VIM Collateral initiated by the Government, its agent or designees.

5. The Government agrees to give notice in writing to the Revolving Credit Agent and the Subordinated Note Agent of any default under the arrangements of the Company with the Government. The Revolving Credit Agent or the Subordinated Note Agent shall have the right and opportunity, but not the obligation, to cure such default within ninety (90) days after the receipt by such Creditor of such notice. Any payment made or act done by such Creditor to cure any such default shall not constitute an assumption of any of the agreements between the Company and the Government or any obligations thereunder.

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6. The Government hereby agrees that Revolving Credit Agent or Subordinated Note Agent may use any of the VIM Collateral to handle, manufacture or otherwise deal with or dispose of any assets (other than the VIM Collateral itself) of the Company in which Revolving Credit Agent or Subordinated Note Agent at any time has a security interest or lien. Such license shall be irrevocable and shall continue without charge at Revolving Credit Agent’s or Subordinated Note Agent’s option, as the case may be, for a period of three hundred sixty five (365) days (such period of use to commence upon the earlier of (a) Revolving Credit Agent’s or Subordinated Note Agent’s written notification to the Government that an event of default has occurred under the Revolving Credit Loan Documents or the Subordinated Note Documents and that such Creditor is pursuing its enforcement rights or (b) Revolving Credit Agent’s and Subordinated Note Agent’s receipt of notice from the Government that an event of default has occurred under the Equipment Agreement and that the Government is commencing an enforcement action in respect thereof). Use of the VIM Collateral by Revolving Credit Agent or Subordinated Note Agent as set forth herein shall not constitute an assumption by Revolving Credit Agent, Subordinated Note Agent or any other Senior Creditor, of any of the agreements between the Company and the Government or of any obligations thereunder.

7. This Lien Subordination Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each Creditor and its respective successors, participants and assigns.

8. All notices under this Agreement shall be effective upon receipt, shall be in writing, and shall be sent by certified mail, return receipt requested, mailgram, telecopy, telegram or telex, (a) if to the Revolving Credit Agent, to Wachovia Bank, National Association, 301 South College Street, NC 0479, Charlotte, North Carolina 28202, Attention: Mr. Eric Butler, Portfolio Manager — Latrobe, Telephone No. (704) 383-1893, Telecopy No. (704) 383-8067; (b) if to the Subordinated Note Agent (on behalf of the Subordinated Noteholders), to Sankaty Advisors, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: Michael Ewald, Vice President, Telephone No.: (617) 516-2778, Telecopy No.: (617) 516-2710, with a copy to: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attn: Marc Hirschfield, Esq.; Telephone No.: (212) 841-0665, Telecopy No.: (646) 728-1598, (c) if to the Government, to Anita M. Bailey, Chief, Title III Contracting Branch, Det 1 AFRL/PKMD, 2310 Eighth Street, Wright -Patterson AFB, Ohio 45433-7810, Telephone No.: (937) 656-9023, Telecopy No.: (937) 255-5302 and to Brian Allport, Agreements Negotiator, Title III Contracting Branch, Det 1 AFRL/PKMD, 2310 Eighth Street, Wright -Patterson AFB, Ohio 45433-7810, Telephone No.: (937) 255-0808, Telecopy No.: (937) 255-5302, and (d) if to the Company, to Latrobe Steel Company, 2626 Ligonier Street, Latrobe, Pennsylvania 15650, Attention: Dale B. Mikus, Telephone No.: (724) 532-6306, Telecopy No.: (724) 532-6362; or to such other address or person as any of the parties to this Agreement may designate in writing to the other parties. Notice shall be deemed received when presented for delivery to the United States Post Office or the transmitting utility.

9. Except as expressly provided in Section 7 hereof, this Lien Subordination Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Lien Subordination Agreement.

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10. Notwithstanding the lien subordination agreement set forth herein, as between the Revolving Credit Agent and the Revolving Credit Lenders on the one hand, and the Subordinated Note Agent and the Subordinated Noteholders on the other hand, their respective rights in and to the VIM Collateral as between them shall be governed by the terms of the Senior Creditor Intercreditor Agreement.

11. This Lien Subordination Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

12. The validity, construction and effect of this Lien Subordination Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Lien Subordination Agreement to be duly executed as of the day and year first above written.

UNITED STATES OF AMERICA	WACHOVIA BANK, NATIONAL ASSOCIATION, as Revolving Credit Agent

By:	By:
Title:	Title:

SANKATY ADVISORS LLC, as Subordinated Note Agent and a Subordinated Noteholder

By:
Title:

SANKATY CREDIT OPPORTUNITIES II, L.P., as a Subordinated Noteholder

By:
Title:

PROSPECT HARBOR CREDIT PARTNERS, L.P., as a Subordinated Noteholder

By:
Title:

SANKATY HIGH YIELD PARTNERS III, L.P., as a Subordinated Noteholder

By:
Title:

RGIP, LLC, as a Subordinated Noteholder

By:
Title:

Signature Page to Lien Subordination Agreement

The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

The undersigned acknowledges and agrees that: (i) although it may sign this Lien Subordination Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Lien Subordination Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable in the reasonable opinion of any Creditor to effectuate the provisions and purposes of the foregoing Lien Subordination Agreement.

LATROBE STEEL COMPANY

By:
Title:

Signature Page to Lien Subordination Agreement

EXHIBIT A

“VIM Equipment”

That certain custom-designed 30-ton vacuum induction melting furnace (identified as VIM #2 (tracking #712320) and pictured below) located at 2626 Ligonier Street, Latrobe, Pennsylvania 15650 used to produce high purity heats in a computer controlled process that liquefy alloys, ridding them of inclusions and optimizing their chemical composition.